SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 28, 2004
Date of Report (date of earliest event reported)

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

as Depositor and Master Servicer under a
Pooling and Servicing Agreement
dated as of June 1, 2004
providing for the issuance of

WASHINGTON MUTUAL MSC MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 2004-RA2
(Exact name of Registrant as specified in its charter)

Delaware	333-103345	94-2528990
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 THIRD AVENUE, WMT 1706
SEATTLE, WASHINGTON 98101
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (206) 377-8555

ITEM 7.  Financial Statements and Exhibits.

The following Exhibits are filed herewith:

 99.1  Materials prepared by WaMu Capital Corp. in connection with the Registrant's Washington Mutual MSC Mortgage Pass-Through Certificates, Series 2004-RA2 (the "Certificates").   These materials are used by Bloomberg L.P. to create a model (the "Bloomberg Model") that allows prospective investors to generate hypothetical performance data with respect to the Certificates based on assumptions chosen by them regarding certain characteristics of the related mortgage loans.  Access to the Bloomberg Model can be obtained by contacting Mac Skimming at WaMu Capital Corp. at telephone number 206-554-2423.

 99.2  Materials prepared by WaMu Capital Corp. in connection with the Registrant's Certificates.   These materials are used by Bloomberg L.P. to create the Bloomberg Model that allows prospective investors to generate hypothetical performance data with respect to the Certificates based on assumptions chosen by them regarding certain characteristics of the related mortgage loans.  Access to the Bloomberg Model can be obtained by contacting Mac Skimming at WaMu Capital Corp. at telephone number 206-554-2423.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.
Date: June 28, 2004	By:	/s/ David H. Zielke David H. Zielke First Vice President and Counsel (Authorized Officer)

Exhibit Index

Exhibit No.	Description

99.1	Bloomberg Model materials prepared by WaMu Capital Corp. in connection with the Registrant's Washington Mutual MSC Mortgage Pass-Through Certificates, Series 2004-RA2
99.2	Bloomberg Model materials prepared by WaMu Capital Corp. in connection with the Registrant's Washington Mutual MSC Mortgage Pass-Through Certificates, Series 2004-RA2